Exhibit 32.2

In connection with the Quarterly Report of CompuMed, Inc. (the Company) on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Phuong Dang, Controller (Principal Financial and Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to CompuMed, Inc. and will be retained by CompuMed, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Phuong Dang

Phuong Dang

Controller (Principal Financial And Accounting Officer)

August 4, 2003